Exhibit 99.1
AAON REPORTS EARNINGS & BACKLOG FOR THE SECOND QUARTER OF 2020

TULSA, OK, August 6, 2020 - AAON, INC. (NASDAQ-AAON), today announced its results for the second quarter of 2020.

Financial Highlights:	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2020	2019	Change	2020	2019	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
Net sales	$125,596	$119,437	5.2%	$263,079	$233,259	12.8%
Gross profit	38,131	30,204	26.2%	81,078	55,634	45.7%
Gross profit %	30.4%	25.3%		30.8%	23.9%
Selling, general and admin. expenses	$15,939	$12,912	23.4%	$31,153	$26,589	17.2%
SG&A %	12.7%	10.8%		11.8%	11.4%
Net income	17,804	13,391	33.0%	39,657	22,148	79.1%
Net income %	14.2%	11.2%		15.1%	9.5%
Earnings per diluted share	$0.34	$0.25	36.0%	$0.75	$0.42	78.6%
Diluted average shares	52,750,401	52,747,199	—%	52,885,491	52,589,845	0.6%

	June 30,	December 31,	%
	2020	2019	Change
	(in thousands)
Backlog	$103,508	$142,747	(27.5)%
Cash & cash equivalents & restricted cash	70,845	44,373	59.7%
Total current liabilities	76,620	56,028	36.8%

Gary Fields, CEO, said "It has been a challenging quarter for us. As an essential business, we were able to maintain continuous operations during the quarter but our workforce was impacted by employee absences, most significantly in the latter part of June. These unexpected employee absences resulted in reduced shipments and longer lead times. Our dedicated team members worked hard to overcome the challenges as demonstrated by our positive results reflected above. Our improved efficiency, fiscal responsibility and declining raw material costs helped us improve our gross profit and bottom line."

Mr. Fields continued, "Thankfully, most of our workforce affected by COVID-19 has recovered and returned to work, resulting in significant improvement in our employee absenteeism levels in the first part of July. We continuously work to keep our workforce safe and healthy. We have implemented several safety procedures concerning COVID-19 including mandatory use of masks, daily temperature scanning and health screens of all employees and visitors at our facilities."

Mr. Fields added "Our financial condition remains strong as evidenced by our current ratio of 2.9:1 at June 30, 2020. We had unrestricted cash and cash equivalents of $61.3 million as of June 30, 2020, which, along with improved free cash flow, enabled us to declare an $0.19 per share semi-annual cash dividend, paid on July 1, 2020, an 18.8% increase from the $0.16 semi-annual dividend paid last year. Our capital expenditures during the first half of the year were $33.5 million, as compared to $16.8 million for the same period a year ago, and we anticipate our full-year 2020 capital expenditures will total approximately $73.2 million."

Mr. Fields concluded, "Our incoming order rate has recently softened slightly due to less than optimal lead times and turmoil in the market resulting from COVID-19. We are back on schedule and anticipate orders will increase as our lead times improve during our peak selling season. Uncertainty in the education industry could negatively impact our employee attendance levels as well as our bookings. The outlook for the remainder of the year is hard to predict during these uncertain times. Despite this uncertainty, we remain cautiously optimistic that the year will end with modest revenue growth over 2019."

The Company will host a conference call today at 4:15 P.M. (Eastern Time) to discuss the second quarter 2020 results. To participate, call 1-833-634-8218 (code 9699424); or, for rebroadcast available through August 20, 2020, call 1-855-859-2056 (code 9699424).

About AAON
AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Forward-Looking Statements
Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties, including risks related to the impact of the error correction, that could cause actual results and developments to differ materially from the forward-looking statements.

Contact Information
Jerry R. Levine
Phone: (914) 244-0292
Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Net sales	$125,596	$119,437	$263,079	$233,259
Cost of sales	87,465	89,233	182,001	177,625
Gross profit	38,131	30,204	81,078	55,634
Selling, general and administrative expenses	15,939	12,912	31,153	26,589
Loss (gain) on disposal of assets	—	6	(62)	290
Income from operations	22,192	17,286	49,987	28,755
Interest income, net	19	31	80	40
Other income (expense), net	32	17	5	(9)
Income before taxes	22,243	17,334	50,072	28,786
Income tax provision	4,439	3,943	10,415	6,638
Net income	$17,804	$13,391	$39,657	$22,148
Earnings per share:
Basic	$0.34	$0.26	$0.76	$0.43
Diluted	$0.34	$0.25	$0.75	$0.42
Cash dividends declared per common share:	$0.19	$0.16	$0.19	$0.16
Weighted average shares outstanding:
Basic	52,099,694	52,120,272	52,160,348	52,087,626
Diluted	52,750,401	52,747,199	52,885,491	52,589,845

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	June 30, 2020	December 31, 2019
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$61,284	$26,797
Restricted cash	9,561	17,576
Accounts receivable, net	56,394	67,399
Income tax receivable	5,154	772
Note receivable	28	29
Inventories, net	85,411	73,601
Prepaid expenses and other	1,943	1,375
Total current assets	219,775	187,549
Property, plant and equipment:
Land	3,804	3,274
Buildings	112,735	101,113
Machinery and equipment	260,548	236,087
Furniture and fixtures	17,926	16,862
Total property, plant and equipment	395,013	357,336
Less: Accumulated depreciation	190,585	179,242
Property, plant and equipment, net	204,428	178,094
Intangible assets, net	155	272
Goodwill	3,229	3,229
Right of use assets	1,665	1,683
Note receivable	555	597
Total assets	$429,807	$371,424

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	19,698	11,759
Dividends payable	9,930	—
Accrued liabilities	46,992	44,269
Total current liabilities	76,620	56,028
Deferred tax liabilities	20,358	15,297
Other long-term liabilities	3,794	3,639
New market tax credit obligation	6,340	6,320
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 52,234,119 and 52,078,515 issued and outstanding at June 30, 2020 and December 31, 2019, respectively	209	208
Additional paid-in capital	6,451	3,631
Retained earnings	316,035	286,301
Total stockholders' equity	322,695	290,140
Total liabilities and stockholders' equity	$429,807	$371,424

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2020	2019
Operating Activities	(in thousands)
Net income	$39,657	$22,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,340	11,760
Amortization of debt issuance cost	20	—
Provision for losses on accounts receivable, net of adjustments	76	128
Provision for excess and obsolete inventories	(193)	1,153
Share-based compensation	5,694	7,786
(Gain) loss on disposition of assets	(62)	290
Foreign currency transaction loss (gain)	30	(13)
Interest income on note receivable	(12)	(26)
Deferred income taxes	5,061	3,318
Changes in assets and liabilities:
Accounts receivable	10,929	(14,983)
Income taxes	(4,382)	2,925
Inventories	(11,617)	(585)
Prepaid expenses and other	(568)	(650)
Accounts payable	2,893	(2,592)
Deferred revenue	473	172
Accrued liabilities	2,423	5,041
Net cash provided by operating activities	62,762	35,872
Investing Activities
Capital expenditures	(33,510)	(16,784)
Proceeds from sale of property, plant and equipment	61	59
Investment in certificates of deposits	—	(6,000)
Maturities of certificates of deposits	—	2,000
Principal payments from note receivable	25	28
Net cash used in investing activities	(33,424)	(20,697)
Financing Activities
Stock options exercised	14,173	7,685
Repurchase of stock	(15,937)	(10,191)
Employee taxes paid by withholding shares	(1,102)	(980)
Net cash used in financing activities	(2,866)	(3,486)
Net increase in cash, cash equivalents and restricted cash	26,472	11,689
Cash, cash equivalents and restricted cash, beginning of period	44,373	1,994
Cash, cash equivalents and restricted cash, end of period	$70,845	$13,683